Exhibit 4.2

EXECUTION VERSION

US ONCOLOGY, INC.

Issuer

and

the Subsidiary Guarantors named herein

9.125% Senior Secured Notes Due 2017

INDENTURE

DATED AS OF JUNE 18, 2009

WILMINGTON TRUST FSB

Trustee

i

SECTION 12.08.	Legal Holidays	99
SECTION 12.09.	Governing Law	99
SECTION 12.10.	No Recourse Against Others	99
SECTION 12.11.	Successors	99
SECTION 12.12.	Multiple Originals	99
SECTION 12.13.	Table of Contents; Headings	99

Appendix A -	Provisions Relating to Initial Securities and Exchange Securities
Exhibit 1 to Appendix A - Form of Initial Security
Exhibit A -	Form of Exchange Security
Exhibit B -	Form of Supplemental Indenture
Schedule 11.13	Ground-Leased Properties

v

CROSS-REFERENCE TABLE

Trust Indenture Act Section		Indenture Section
Section 310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.08; 7.10
	(b)	7.08; 7.10
	(c)	N.A.
Section 311	(a)	7.11
	(b)	7.11
	(c)	N.A.
Section 312	(a)	2.06
	(b)	12.03
	(c)	12.03
Section 313	(a)	7.06
	(b)(1)	7.06; 11.02
	(b)(2)	7.06
	(c)	7.06; 12.02
	(d)	7.06
Section 314	(a)	4.02; 12.02
	(b)	11.02
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	11.02; 11.04
	(e)	12.05
	(f)	N.A.
Section 315	(a)	7.01
	(b)	7.05; 12.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
Section 316	(a) (last sentence)	12.06
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	9.04
Section 317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.05
Section 318	(a)	12.01
	(b)	N.A.
	(c)	12.01

N.A. Means Not Applicable.

Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

INDENTURE dated as of June 18, 2009, among US Oncology, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors (as defined herein) and Wilmington Trust FSB, a federal savings bank, as Trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 9.125% Senior Secured Notes due 2017, to be issued, from time to time, in one or more series as in this Indenture provided (the “Initial Securities”) and, if and when issued pursuant to a registered or private exchange for the Initial Securities, the Company’s 9.125% Senior Secured Notes due 2017 (the “Exchange Securities” and, together with the Initial Securities, the “Securities”):

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.01. Definitions.

“Additional Assets” means:

(a) any Property (other than cash, cash equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or

(b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; or

(c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clause (b) or (c), such Restricted Subsidiary is primarily engaged in a Related Business.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of Sections 4.04, 4.05 and 4.07 and the definition of “Additional Assets” only, “Affiliate” shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(a) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares),

(b) all or substantially all the properties and assets of any division or line of business of the Company or any Restricted Subsidiary, or

(c) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of clause (a), (b) or (c) above,

(1) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary,

(2) for purposes of Section 4.05 only, any disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 4.04,

(3) any disposition effected in compliance with Article V,

(4) sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property of the Company or the Restricted Subsidiaries to the extent such license does not interfere with the business of the Company or any Restricted Subsidiary,

(5) any exchange of tangible assets for like-kind tangible assets to be used in connection with a Related Business, but only to the extent that such exchange qualifies for nonrecognition of gain or loss under Section 1031 of the Code,

(6) any disposition of cash or Temporary Cash Investments,

(7) any sale or disposition deemed to occur in connection with creating or granting any Liens,

(8) any surrender or waiver of contract rights or the settlement, release or surrender of any contract, tort or other claim of any kind,

(9) the sale or discount, in each case, in the ordinary course and without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof,

(10) any sale or disposition of obsolete inventory or worn out assets permitted pursuant to this Indenture,

(11) sales, transfers and other dispositions of Investments in Permitted Joint Ventures made pursuant to clauses (m) or (p) of the definition of “Permitted Investments” to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(12) a disposition of assets with a Fair Market Value of less than $5,000,000.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligation”, and

(b) in all other instances, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Authorized Representative” means (i) in the case of the Securities, the Trustee, and (ii) in the case of any series of Other Pari Passu Lien Obligations that become subject to the Intercreditor Agreement, the representative named for such series in the applicable joinder agreement to the Intercreditor Agreement.

“Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

(a) the sum of the product of the number of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(b) the sum of all such payments.

“Bank Collateral Agent” means JPMorgan Chase Bank and any successor collateral agent under the Credit Agreement, or if there is no Credit Agreement, the “Bank Collateral Agent” designated pursuant to the terms of the First-Priority Lien Obligations.

“Bank Lenders” means the lenders or holders of Debt issued under the Credit Agreement.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

“Capital Stock Sale Proceeds” means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Change of Control” means the occurrence of any of the following events:

(a) prior to the earlier to occur of (i) the first public equity offering of common stock of Parent or (ii) the first public equity offering of common stock of the Company, the Permitted Holders cease to be the “beneficial owners” (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of the Voting Stock of Parent or the Company, whether as a result of the issuance of securities of Parent or the Company, any merger, consolidation, liquidation or dissolution of Parent or the Company, any direct or indirect transfer of securities by Parent, the Permitted Holders or otherwise (for purposes of this clause (a), the Permitted Holders will be deemed to beneficially own any Voting Stock of a Person (the “specified person”) held by any other Person (the “parent entity”) so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent entity) unless the transaction or series of transactions as a result of which the Permitted Holders cease to beneficially own a majority of such total voting power is a transaction or a series of transactions in which (A) Voting Stock of Parent or the Company is issued in exchange for (1) cash and the aggregate net proceeds of such transaction or series of transactions are used directly or indirectly to repay Debt of Parent or the Company (other than Debt owed to the Company or a Subsidiary) or (2) Debt of Parent or the Company (other than Debt owed to the Company or a Subsidiary) that is forgiven or otherwise contemporaneously extinguished or (B) Voting Stock of Parent or the Company beneficially owned by the Permitted Holders is transferred to another Person in exchange for (1) cash and the aggregate net proceeds of such transaction or series of transactions are used directly or indirectly to repay Debt of Parent or the Company (other than Debt owed to the Company or a Subsidiary) or (2) Debt of Parent or the Company (other than Debt owed to the Company or a Subsidiary) that is forgiven or otherwise contemporaneously extinguished;

(b) if any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the “beneficial owner” (as defined in clause (a) above), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders are the “beneficial owners” (as defined in clause (a) above), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of the Company than such other person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for purposes of this clause (b), such person or group shall be deemed to beneficially own any Voting Stock of a specified person held by a parent entity, so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent entity and the Permitted Holders, directly or indirectly, do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

(c) the sale, lease transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more Permitted Holders;

(d) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors or the Parent Board (together with any new directors whose election or appointment by such Board of Directors or the Parent Board or whose nomination for election by the shareholders of the Company or Parent was approved by (i) a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) Permitted Holders) cease for any reason to constitute a majority of the Board of Directors or the Parent Board then in office, provided that for purposes of this clause (d), the terms “Board of Directors” and “Parent Board” shall not include any committee thereof; or

(e) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all the assets and properties subject to or purported to be subject to the Liens created by the Security Documents.

“Collateral Agent” means the Trustee in its capacity as “Collateral Agent” hereunder and under the Security Documents and any successor thereto in such capacity.

“Collateral Agreement” means the Collateral Agreement dated as of the Issue Date among the Company, the Subsidiary Guarantors and the Collateral Agent.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of:

(a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters for which internal financial statements of the Company are then available to

(b) Consolidated Interest Expense for such four fiscal quarters;

provided, however, that:

(1) if

(A) since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

(B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

Consolidated Interest Expense and EBITDA for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

(2) if

(A) since the beginning of such period the Company or any Restricted Subsidiary shall have made one or more Asset Sales with an aggregate Fair Market Value equal to or in excess of $10,000,000 or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

(B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition, or

(C) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition,

EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sales, Investments or acquisitions as if such Asset Sales, Investments or acquisitions occurred on the first day of such period.

If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries (less, to the extent included in such total interest expense, financing fees relating to the Transactions), plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries,

(a) interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations,

(b) amortization of debt discount and debt issuance costs, including commitment fees (other than amortization of deferred financing fees relating to the Transactions),

(c) capitalized interest,

(d) non-cash interest expense,

(e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing,

(f) net payments pursuant to Hedging Obligations,

(g) Disqualified Stock Dividends,

(h) Preferred Stock Dividends,

(i) interest Incurred in connection with Investments in discontinued operations,

(j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by, or secured by the assets of, the Company or any Restricted Subsidiary (other than interest accruing on any Debt of any Permitted Joint Venture that is Guaranteed by, or secured by the assets of, the Company or any Restricted Subsidiary; provided, however, that such interest shall be included in “Consolidated Interest Expense” if either (A) such Debt is in default or (B) the Company or any Restricted Subsidiary has ever previously made any payment of interest or principal in respect of such Debt), and

(k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

“Consolidated Net Debt Ratio” means, as of any date of determination, the ratio of (a) consolidated total Debt of the Company and the Restricted Subsidiaries on the date of determination minus the amount of cash and cash equivalents of the Company and the Restricted Subsidiaries on the date of determination to (b) the aggregate amount of EBITDA for the then most recent four consecutive fiscal quarters for which internal financial statements of the Company are available in each case with such pro forma adjustments to such consolidated total Debt and EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Interest Coverage Ratio”.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that, subject to the exclusion contained in clause (c) below, to the extent such cash has not previously been included in Consolidated Net Income, Consolidated Net Income shall be increased by the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below),

(b) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

(1) subject to the exclusion contained in clause (c) below, to the extent such cash has not previously been included in Consolidated Net Income, Consolidated Net Income shall be increased by the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and

(2) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

(c) any gain or loss realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,

(d) any extraordinary gain or loss,

(e) the cumulative effect of a change in accounting principles,

(f) any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations or any after-tax effect of income (loss) resulting from application of Statement of Financial Accounting Standards No. 141R for items that would have been included in goodwill under Statement of Financial Accounting Standards No. 141,

(g) any non-cash compensation expense realized for grants of restricted stock, performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock),

(h) any non-cash impairment and restructuring charges resulting from the application of Statements of Financial Accounting Standards No. 142, No. 144 and No. 146, or any valuation allowance with respect to deferred tax assets resulting from the application of Statement of Financial Accounting Standards No. 109,

(i) any net after-tax gains or losses attributable to the early extinguishment of Debt,

(j) all unrealized gains and losses relating to financial instruments to which fair market value accounting is applied,

(k) any non-recurring fees, charges or other expenses made or Incurred in connection with the Transactions,

(l) the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to Welsh, Carson, Anderson & Stowe IX, L.P. or its Affiliates to the extent permitted under Section 4.07, in an aggregate amount not to exceed $2,500,000 in any calendar year, and

(m) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition.

Notwithstanding the foregoing, for purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

“Consolidated Net Secured Debt Ratio” means, as of any date of determination, the ratio of (a) consolidated total Debt of the Company and the Restricted Subsidiaries on the date of determination consisting of (i) Capital Lease Obligations, (ii) debt for borrowed money that is secured by Liens on any Property of the Company or any Restricted Subsidiary and (iii) debt obligations evidenced by promissory notes and similar instruments that are secured by Liens on any Property of the Company or any Restricted Subsidiary, minus the amount of cash and cash equivalents of the Company and the Restricted Subsidiaries on the date of determination to (b) the aggregate amount of EBITDA for the then most recent four consecutive fiscal quarters for which internal financial statements of the Company are available in each case with such pro forma adjustments to such consolidated total Debt and EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Interest Coverage Ratio”.

“Credit Agreement” means the Credit Agreement dated August 20, 2004 as amended, supplemented, or otherwise modified from time to time, among the Company, U.S. Oncology Holdings, Inc., JPMorgan Chase Bank, as administrative agent and collateral agent, Wachovia Bank, National Association, as syndication agent, Citicorp North America, Inc., as documentation agent and the other lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case together with any Refinancings thereof whether by the same or any other agent, lender or group of lenders.

“Credit Facilities” means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the Credit Agreement) providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory), trade letters of credit or one or more issuances of Debt evidenced by notes, debentures, bonds or other similar securities or instruments, in each case together with any Refinancings thereof.

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement for the purpose of fixing, hedging or swapping currency exchange rates.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a) the principal of and premium (if any) in respect of:

(1) debt of such Person for money borrowed, and

(2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b) all Capital Lease Obligations of such Person;

(c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), except any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); and

(f) to the extent not otherwise included in this definition, Hedging Obligations of such Person;

if and to the extent that any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP.

In addition, the term “Debt” shall include (A) all obligations of the type referred to in clauses (a) through (f) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and (B) all obligations of the type referred to in clauses (a) through (f) and in clause (A) of this sentence of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured.

The amount of Debt represented by a Hedging Obligation shall be equal to:

(1) zero if such Hedging Obligation has been Incurred pursuant to clause (7) or (8) of paragraph (b) of Section 4.03, or

(2) the fair value of such Hedging Obligation if not Incurred pursuant to such clauses.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Noncash Consideration” means the noncash consideration received by the Company or any Restricted Subsidiaries in connection with an Asset Sale. Any such noncash consideration shall be designated as Designated Noncash Consideration pursuant to an Officers’ Certificate setting forth the Fair Market Value of such Designated Noncash Consideration and the basis of such valuation.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise,

(b) is or may become, upon the occurrence of certain events or otherwise, redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

(c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if:

(1) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities under Section 4.05 and Section 4.12; and

(2) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Restricted Subsidiary (except to the extent paid in Capital Stock (other than Disqualified Stock)). The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than (a) a Foreign Restricted Subsidiary or (b) a Subsidiary of a Foreign Restricted Subsidiary.

“EBITDA” means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

(a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

(1) the provision for taxes based on income or profits or utilized in computing net loss,

(2) Consolidated Interest Expense,

(3) depreciation,

(4) amortization of intangibles,

(5) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period),

(6) any non-recurring fees, charges or other expenses related to any offering of Capital Stock, Permitted Investment, acquisition or Incurrence of Debt permitted under this Indenture (in each case whether or not consummated), and

(7) any restructuring charges or reserves (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost, contract termination costs, including future lease commitments, and costs to consolidate facilities and relocate employees), minus

(b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it (1) will result in the receipt of cash payments in any future period or (2) represents the reversal of a prior accrual or reserve previously excluded from being added back in calculating EBITDA pursuant to clause (a)(5) above).

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

“Event of Default” has the meaning set forth under Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Offer Registration Statement” means a registration statement filed with the SEC with respect to a registered offer to exchange the Initial Securities for the Exchange Securities.

“Exchange Securities” has the meaning set forth in the preamble.

“Existing Senior Subordinated Notes” means the 10 3/4% Senior Subordinated Notes due 2014 of the Company outstanding on the Issue Date.

“Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

(a) if such Property has a Fair Market Value equal to or less than $25,000,000, by a majority of the Board of Directors and evidenced by a Board Resolution, or

(b) if such Property has a Fair Market Value in excess of $25,000,000, by an Independent Financial Advisor and evidenced by a written opinion from such Independent Financial Advisor, dated within 30 days of the relevant transaction, delivered to the Trustee.

“First-Priority Lien Obligations” means (i) all Debt outstanding from time to time under the Credit Facilities, (ii) all obligations with respect to such Debt and any Hedging Obligations and (iii) all cash management obligations incurred with any Bank Lender (or their Affiliates), in each case to the extent such obligations are subject to the Intercreditor Agreement or another intercreditor agreement substantially consistent with and no less favorable to the holders of the Securities in any material respect than the Intercreditor Agreement.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth:

(a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

(b) in the statements and pronouncements of the Financial Accounting Standards Board,

(c) in such other statements by such other entity as approved by a significant segment of the accounting profession, and

(d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(b) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business, or

(2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of “Permitted Investment”.

The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Hedging Obligations” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement or Currency Exchange Protection Agreement or any other similar agreement or arrangement.

“Holdco Notes” means the Senior Unsecured Floating Rate PIK Toggle Notes due 2012 of US Oncology Holdings, Inc., or any Refinancing thereof.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Security register described in Section 2.04.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Solely for purposes of determining compliance with Section 4.03, the following will not be deemed to be the Incurrence of Debt:

(1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security,

(2) the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms,

(3) the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Debt, and

(4) a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Financial Advisor” means an investment banking or accounting firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Company.

“Initial Securities” has the meaning set forth in the preamble.

“Intercreditor Agent” means the Bank Collateral Agent.

“Intercreditor Agreement” means the Lien Subordination and Intercreditor Agreement dated as of the Issue Date among the Intercreditor Agent, the Bank Collateral Agent, the Collateral Agent, the Company and each Subsidiary Guarantor, as it may be amended from time to time in accordance with the terms thereof and this Indenture.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement for the purpose of fixing, hedging or swapping interest rates.

“Investment” by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of Section 4.04 and Section 4.10 and the definition of “Restricted Payment”, “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary of an amount (if positive) equal to:

(a) the Company’s “Investment” in such Subsidiary at the time of such redesignation, less

(b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

“Issue Date” means the date on which the Offered Securities are initially issued.

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

“Management Services Agreement” means any contract between the Company or a Restricted Subsidiary and a physician practice entity for the provision of services by the Company or such Restricted Subsidiary to such physician practice entity.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and any proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

(a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all U.S. Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

(b) all payments made on any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and

(d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

In addition, to the extent not otherwise constituting Net Available Cash, any cash, in each case net of (a)-(d) above, received by the Company or a Restricted Subsidiary in connection with the formation of a Permitted Joint Venture, or the designation of a Restricted Subsidiary that is or will become a Permitted Joint Venture as an Unrestricted Subsidiary, including, without limitation, any proceeds related to the Incurrence of Debt by such Person or the sale or issuance of Capital Stock in such Person, shall constitute Net Available Cash.

“Noteholder Secured Parties” means the Trustee and each Holder and each other holder of, or obligee in respect of, any obligations in respect of the Securities outstanding at such time and the beneficiaries of each indemnification obligation undertaken by the Company and the Subsidiary Guarantors under this Indenture, the Securities, the Security Documents and the Intercreditor Agreement.

“Offered Securities” has the meaning set forth in Section 2.01.

“Offering Memorandum” means the confidential Offering Memorandum dated June 4, 2009, used in connection with the offering of the Offered Securities.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any Executive Vice President of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Other Pari Passu Lien Obligations” means any additional Securities and any other Debt that has a stated maturity date that is equal to or longer than the Securities and has a pari passu Lien on the Collateral with the Securities.

“Parent” means any direct or indirect parent holding company of the Company.

“Parent Board” means the board of directors of Parent or any committee thereof duly authorized to act on behalf of such board.

“Permitted Holders” means (i) Welsh, Carson, Anderson & Stowe IX, L.P. and its Affiliates (including, without limitation, any investment partnership under common control with Welsh, Carson, Anderson & Stowe IX, L.P.), (ii) any officer, director, employee, partner, member or stockholder of the manager or general partner of the foregoing Persons and (iii) any Related Parties with respect to any of the foregoing Persons.

“Permitted Investment” means any Investment by the Company or a Restricted Subsidiary in:

(a) the Company, any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Restricted Subsidiary is a Related Business;

(b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary, provided that such Person’s primary business is a Related Business;

(c) cash and Temporary Cash Investments;

(d) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

(e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(f) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be; provided, however, that such loans and advances do not exceed $3,000,000 at any one time outstanding;

(g) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments;

(h) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(i) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.05;

(j) any Person to the extent such Investment is made by the Company or a Restricted Subsidiary for consideration consisting only of Capital Stock (other than Disqualified Stock) of the Company;

(k) any Person to the extent such Investment existed on the Issue Date and any Investment that replaces, refinances or refunds such an Investment, provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded;

(l) any Person to the extent such Investment consists of Hedging Obligations incurred pursuant to clauses (7) or (8) of paragraph (b) of Section 4.03 or Guarantees thereof;

(m) in Permitted Joint Ventures in an aggregate amount outstanding at any one time not to exceed the greater of (a) $100,000,000 or (b) 7.5% of Total Tangible Assets (with each Investment being valued as of the date made and without regard to subsequent changes in value);

(n) in any Permitted Joint Venture to the extent such Investment consists of a Guarantee of Debt of such Permitted Joint Venture permitted to be Incurred pursuant to clauses (5) or (17) of paragraph (b) of Section 4.03;

(o) loans to affiliated physician groups in an aggregate amount outstanding at any one time not to exceed the greater of (a) $25,000,000 or (b) 3.0% of Total Tangible Assets; and

(p) other Investments made for Fair Market Value that do not exceed $100,000,000 outstanding at any one time in the aggregate.

The amount of Investments outstanding at any time pursuant to clause (m), (o) or (p) above shall be reduced by (A) the net reduction after the Issue Date in Investments made after the Issue Date pursuant to such clause resulting from dividends, repayments of loans or advances or other transfers of Property, proceeds realized on the sale of any such Investment and proceeds representing the return of the capital, in each case to the Company or any Restricted Subsidiary in respect of any such Investment, less the cost of the disposition of any such Investment, and (B) the portion (proportionate to the Company’s equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary that was designated after the Issue Date as an Unrestricted Subsidiary pursuant to clause (m), (o) or (p) at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made by the Company or any Restricted Subsidiary pursuant to clause (m), (o) or (p) in such Person.

“Permitted Joint Venture” means a Person (1) that owns, leases, operates or services a hospital or other health-care provider for the purpose of developing, operating, conducting or marketing a Permitted Business and (2) of which the Company or any Restricted Subsidiary owns a 30% or greater equity interest.

“Permitted Liens” means:

(a) Liens securing the Securities outstanding on the Issue Date, the Exchange Securities issued in exchange for such Securities, Permitted Refinancing Debt with respect to such Securities or Exchange Securities, the Subsidiary Guarantees relating thereto and any obligations with respect to such Securities, Exchange Securities, Permitted Refinancing Debt and Subsidiary Guarantees; provided that a pari passu Lien (subject to Permitted Liens) on the Property (if such Property does not constitute Collateral with respect to the Securities at such time) subject to such Lien is concurrently granted as security for the Securities, except as set forth under Section 11.01(b);

(b) Liens securing any Other Pari Passu Lien Obligations incurred in compliance with Section 4.03 other than pursuant to clause (12) of paragraph (b) of Section 4.03 (as it relates to Permitted Refinancing Debt Incurred with respect to the Existing Senior Subordinated Notes) and clause (16) of paragraph (b) of Section 4.03; provided, however, that, at the time of incurrence of such Other Pari Passu Lien Obligations and after giving pro forma effect thereto the Consolidated Net Secured Debt Ratio would be no greater than 3.75 to 1.0; and provided further, however, that a pari passu Lien (subject to Permitted Liens) on the Property (if such Property does not constitute Collateral with respect to the Securities at such time) subject to such Lien is concurrently granted as security for the Securities, except as set forth under Section 11.01(b);

(c) Liens to secure Debt permitted to be Incurred under clause (2) of paragraph (b) of Section 4.03 and any other First-Priority Lien Obligations of the type specified in clauses (ii) and (iii) of the definition thereof (in each case to the extent such First-Priority Lien Obligation is permitted to be secured pursuant to the terms of the Credit Facilities on a pari passu basis with the Debt Incurred under such Credit Facilities); provided that a second-priority Lien (subject to Permitted Liens) on the Property (if such Property does not constitute Collateral with respect to the Securities at such time) subject to such Lien is concurrently granted as security for the Securities, except as set forth under Section 11.01(b);

(d) Liens to secure Debt permitted to be Incurred under clause (5) of paragraph (b) of Section 4.03, provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property purchased, leased or constructed with the proceeds of such Debt and any improvements or accessions to such Property;

(e) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(f) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(g) Liens on the Property of the Company or any Restricted Subsidiary Incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

(h) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

(i) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

(j) pledges or deposits by the Company or any Restricted Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(k) zoning restrictions, utility easements, building restrictions and such other encumbrances, irregularities or charges against real Property that do not in the aggregate materially impair the use of such Property in the operation of the Company’s business;

(l) Liens existing on the Issue Date not otherwise described in clauses (a) through (k) above;

(m) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(n) Liens in favor of the Company or any Subsidiary Guarantor;

(o) leases, subleases, licenses or sublicenses granted to others that do not materially interfere with the business of the Company or any Restricted Subsidiary;

(p) attachment or judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

(q) Liens arising from the filing Uniform Commercial Code financing statements regarding leases or consignments;

(r) Liens securing Hedging Obligations so long as the related Debt is, and is permitted to be under this Indenture, secured by a Lien on the same Property securing such Hedging Obligations;

(s) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(t) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts Incurred in the ordinary course of business and not for speculative purposes;

(u) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt; or (ii) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries;

(v) Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture;

(w) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (b), (d), (h), (i) or (l) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

(1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (b), (d), (h), (i) or (l) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture, and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing;

(x) Liens on the Property of any Restricted Subsidiary that is not a Subsidiary Guarantor securing Debt of such Restricted Subsidiary that was permitted under Section 4.03;

(y) Liens on Property that result from provisions of any Management Services Agreement that permit an affiliated physician group or physician or physicians affiliated with such affiliated physician group to purchase such Property in connection with the termination of such Management Services Agreement; and

(z) other Liens securing obligations which do not exceed $50,000,000 at any one time outstanding.

“Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

(b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

(c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced,

(d) except to the extent such Debt directly or indirectly Refinances the Existing Senior Subordinated Notes (or any Permitted Refinancing Debt in respect thereof), the new Debt shall not be senior in right of payment to the Debt that is being Refinanced, and

(e) to the extent such Debt directly or indirectly Refinances Debt of a Restricted Subsidiary Incurred pursuant to clause (6) of paragraph (b) of Section 4.03, such Refinancing Debt shall be Incurred only by such Restricted Subsidiary;

provided, however, that Permitted Refinancing Debt shall not include:

(x) Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor, or

(y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PPM Asset Sales” means sales of assets to physician practice entities or to physicians affiliated with physician practice entities in connection with the termination or modification of the Management Services Agreement in effect on the Issue Date with such physician practice entities or such affiliated physicians.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Restricted Subsidiary (except to the extent paid in Capital Stock (other than Disqualified Stock)). The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory Federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

“principal” of any Debt (including the Securities) means the principal amount of such Debt plus the premium, if any, on such Debt.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article XI of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the chief financial officer of the Company after consultation with the independent certified public accountants of the Company, except that any such pro forma calculation may include operating expense reductions for such period attributable to the transaction to which pro forma effect is being given (including, without limitation, operating expense reductions attributable to execution or termination of any contract, reduction of costs related to administrative functions, the termination of any employees or the closing (or the approval by the Board of Directors of the closing) of any facility) that have been realized or for which all steps necessary for the realization of which have been taken or are reasonably expected to be taken within six months following such transaction, provided, that such adjustments are set forth in an Officers’ Certificate which states (i) the amount of such adjustment or adjustments and (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

“Qualified Equity Offering” means (1) an underwritten primary public offering of common stock of the Company or Parent pursuant to an effective registration statement under the Securities Act or (2) any private placement of common stock of the Company or Parent to any Person who is not a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date among the Company, the Subsidiary Guarantors, Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC relating to the Original Securities, or any similar agreement relating to any additional Initial Securities.

“Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain holders of Initial Securities, to issue and deliver to such holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Related Business” means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

“Related Parties” means, with respect to any specified Person at any specified time,

(1) if a natural person, (A) any spouse, parent or lineal descendant (including by adoption) of such Person or (B) the estate of such Person during any period in which such estate holds Capital Stock of Parent or of the Company for the benefit of any Person referred to in clause (1)(A), and

(2) if a trust, corporation, partnership, limited liability company or other entity, any other Person that controls such Person at such time. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. “Repayment” and “Repaid” shall have correlative meanings.

“Representative” means the trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Senior Debt.

“Restricted Payment” means:

(a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if the Restricted Subsidiary making such dividend or distribution is not a Wholly Owned Restricted Subsidiary, such dividend or distribution is made to the other holders of Capital Stock of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

(b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including (1) in connection with any merger, consolidation or amalgamation and (2) the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

(c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than (1) the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition or (2) the redemption of the subordinated physician notes in connection with conversions of physician management practice entities and/or physicians affiliated with such physician management practice entities to the service line structure or the termination of a Management Services Agreement as in effect on the Issue Date;

(d) any Investment (other than Permitted Investments) in any Person; or

(e) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such “Restricted Payment” shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by the Company and the other Restricted Subsidiaries, unless such issuance, sale or other disposition is classified as a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the Securities and Exchange Commission.

“Second-Priority Lien Obligations” mean the obligations outstanding from time to time under the Securities and all Other Pari Passu Lien Obligations.

“Second-Priority Lien Secured Parties” mean the Noteholder Secured Parties and the trustee of and the holders of, or obligee in respect of, any Other Pari Passu Lien Obligations outstanding at such time and the beneficiaries of each indemnification obligation undertaken by the Company and the Subsidiary Guarantors under such Other Pari Passu Lien Obligations.

“Securities” has the meaning set forth in the preamble.

“Securities Act” means the Securities Act of 1933.

“Security Documents” means the security agreements, pledge agreements, mortgages, collateral assignments and related agreements (including the Collateral Agreement), as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by this Indenture.

“Senior Debt” of the Company means:

(a) all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding) in respect of:

(1) Debt of the Company for borrowed money, and

(2) Debt of the Company evidenced by notes, debentures, bonds or other similar instruments permitted under this Indenture for the payment of which the Company is responsible or liable;

(b) all Capital Lease Obligations of the Company;

(c) all obligations of the Company

(1) for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction,

(2) under Hedging Obligations, or

(3) issued or assumed as the deferred purchase price of Property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under this Indenture; and

(d) all obligations of other Persons of the type referred to in clauses (a), (b) and (c) for the payment of which the Company is responsible or liable as Guarantor;

provided, however, that Senior Debt shall not include:

(A) Debt of the Company that is by its terms subordinate or pari passu in right of payment to the Securities, including any Subordinated Obligations;

(B) that portion of any Debt Incurred in violation of the provisions of this Indenture; provided, however, that such Debt shall be deemed not to have been Incurred in violation of this Indenture for purposes of this clause (B) if (x) the holders of such Debt or their Representative or the Company shall have furnished to the Trustee an opinion of nationally recognized independent legal counsel addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an Officers’ Certificate) to the effect that the Incurrence of such Debt does not violate the provisions of this Indenture or (y) such Debt consists of Debt under the Credit Facilities and holders of such Debt or their Representative (A) had no actual knowledge at the time of the Incurrence that the Incurrence of such Debt violated this Indenture and (B) shall have received an Officers’ Certificate to the effect that the Incurrence of such Debt does not violate provisions of this Indenture;

(C) accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);

(D) any liability for U.S. Federal, state, local or other taxes owed or owing by the Company;

(E) any obligation of the Company to any Subsidiary; or

(F) any obligations with respect to any Capital Stock of the Company.

“Senior Debt” of any Subsidiary Guarantor has a correlative meaning.

“Shelf Registration Statement” means a registration statement issued by the Company in connection with the offer and sale of Initial Securities or Private Exchange Securities (as defined in the Registration Rights Agreement) pursuant to the Registration Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Obligation” means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities or the applicable Subsidiary Guarantee pursuant to a written agreement to that effect.

“Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a) such Person,

(b) such Person and one or more Subsidiaries of such Person, or

(c) one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means each Restricted Subsidiary that Guarantees (i) any Debt of the Company or any Domestic Restricted Subsidiary under any Credit Facilities or (ii) the Existing Senior Subordinated Notes and any other Person that becomes a Subsidiary Guarantor pursuant to Section 4.13.

“Subsidiary Guarantee” means a Guarantee on the terms set forth in this Indenture by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities.

“Temporary Cash Investments” means any of the following:

(a) Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;

(b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 270 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof or any foreign country recognized by the United

States of America, which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term debt is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

(1) a bank meeting the qualifications described in clause (b) above, or

(2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America or any political subdivision thereof (including any agency or instrumentality of any such state or political subdivision thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer’s option, provided that:

(1) the long-term debt of such state is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), and

(2) such obligations mature within 180 days of the date of acquisition thereof; and

(f) investment in funds which invest all or substantially all of their assets in Temporary Cash Investments of the kind described in clauses (a) through (e) of this definition.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that, in the event the TIA is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

“Total Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less, to the extent not deducted in the determination of total assets, accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom, to the extent otherwise included, the amounts of (without duplication):

(a) the excess of cost over Fair Market Value of Property;

(b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

(c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses, Management Services Agreements and other intangible items as to which Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” applies;

(d) minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

(e) treasury stock;

(f) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock; and

(g) Investments in and Property of Unrestricted Subsidiaries (other than Permitted Joint Ventures).

“Transactions” means collectively, (a) the execution and delivery by the Company and the Subsidiary Guarantors of this Indenture, the Security Documents, the Intercreditor Agreement and other related documents to which they are a party and the issuance of the Securities hereunder, (b) the execution, and delivery by U.S. Oncology Holdings, Inc., the Company and the guarantors party thereto of an amendment to the Credit Agreement on the Issue Date and borrowings thereunder, if any, (c) the repayment of all of the 9% Senior Notes due 2012 of the Company and (d) the payment of related fees and expenses.

“Trustee” means Wilmington Trust FSB, a federal savings bank, until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time. Unless otherwise specified, references to the Uniform Commercial Code herein refer to the New York Uniform Commercial Code.

“Unrestricted Subsidiary” means:

(a) Southeast Texas Cancer Centers, L.P., Cancer Treatment Associates of Northeast Missouri, Ltd., Colorado Cancer Centers, LLC, AOR Real Estate of Greenville, L.P., The Carroll County Cancer Center, Limited Partnership, KCCC JV, LLC, Oregon Cancer Centers, Ltd., MHD-USO Management Company, L.P., East Indy CC, LLC and CCCN NW Building JV, LLC;

(b) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to Section 4.10 and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

(c) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Restricted Subsidiary” means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors’ qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Restricted Subsidiaries.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.07
“Allocable Excess Proceeds”	4.05
“Bankruptcy Law”	6.01
“Change of Control Offer”	4.12
“Change of Control Payment Date”	4.12
“Change of Control Purchase Price”	4.12
“Claiming Guarantor”	10.02
“Contributing Party”	10.02
“covenant defeasance option”	8.01
“Custodian”	6.01
“Excess Proceeds”	4.05
“Event of Default”	6.01
“Exchange Security”	Appendix A
“Foreclosure Release”	11.03
“Global Security”	Appendix A
“Guaranteed Obligations”	10.01
“Initial Lien”	4.08
“legal defeasance option”	8.01
“Legal Holiday”	12.08
“Obligations”	11.01
“Offer Amount”	4.05
“Offer Period”	4.05
“OID”	2.01
“Offered Securities”	2.01
“Paying Agent”	2.04
“Permitted Debt”	4.03
“Prepayment Offer”	4.05
“Registered Exchange Offer	Appendix A
“Registrar”	2.04
“Rule 3-10”	11.01
“Rule 3-16”	11.01
“Shelf Registration Statement	Appendix A
“Surviving Person”	5.01

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities and the Subsidiary Guarantees.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) unsecured Debt shall not be deemed to be subordinate or junior to secured Debt merely by virtue of its nature as unsecured Debt;

(7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

(8) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.

ARTICLE II

The Securities

SECTION 2.01. Amount of Securities; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited, subject to compliance with Section 4.03. All Securities shall be identical in all respects other than issue prices and issuance dates. The Securities may be issued in one or more series; provided, however, that any Securities issued with original issue discount (“OID”) for Federal income tax purposes shall not be issued as part of the same series as any Securities that are issued with a different amount of OID or are not issued with OID. All Securities of any one series shall be substantially identical except as to denomination.

Subject to Section 2.03, the Trustee shall authenticate Securities for original issue on the Issue Date in the aggregate principal amount of $775,000,000 (the “Offered Securities”). With respect to any Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Original Securities pursuant to Section 2.07, 2.08, 2.09 or 3.06 or Appendix A), there shall be established in or pursuant to a resolution of the Board of Directors, and subject to Section 2.03, set forth, or determined in the manner provided in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Securities:

(1) whether such Securities shall be issued as part of a new or existing series of Securities and the title of such Securities (which shall distinguish the Securities of the series from Securities of any other series);

(2) the aggregate principal amount of such Securities that may be authenticated and delivered under this Indenture is unlimited (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Section 2.07, 2.08, 2.09 or 3.06 or Appendix A and except for Securities which, pursuant to Section 2.03, are deemed never to have been authenticated and delivered hereunder), subject to compliance with Section 4.03;

(3) the issue price and issuance date of such Securities, including the date from which interest on such Securities shall accrue;

(4) if applicable, that such Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositories for such Global Securities, the form of any legend or legends that shall be borne by any such Global Security in addition to or in lieu of that set forth in Exhibit 1 to Appendix A and any circumstances in addition to or in lieu of those set forth in Section 2.3 of Appendix A in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depository for such Global Security or a nominee thereof; and

(5) if applicable, that such Securities shall not be issued in the form of Initial Securities subject to Appendix A, but shall be issued in the form of Exchange Securities as set forth in Exhibit A.

If any of the terms of any series are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the indenture supplemental hereto setting forth the terms of the series.

SECTION 2.02. Form and Dating. Provisions relating to the Initial Securities of each series and the Exchange Securities are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities of each series and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities of each series may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company. Each Security shall be dated the date of its authentication. The terms of the Securities of each series set forth in Exhibit 1 to Appendix A and Exhibit A are part of the terms of this Indenture.

SECTION 2.03. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company’s seal may be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officers’ Certificate for the authentication and delivery of such Securities, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Securities.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by the Trustee, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Restricted Subsidiaries may act as Paying Agent, Registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

SECTION 2.05. Paying Agent To Hold Money in Trust. On or prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Restricted Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company.

SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10. Cancelation. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation.

SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers and corresponding “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the “CUSIP” number that appears on any Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE III

Redemption

SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and that such redemption is being made pursuant to paragraph 5 of the Securities.

The Company shall give each notice to the Trustee provided for in this Section in connection with a redemption pursuant to paragraph 5 of the Securities at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price;

(iii) the name and address of the Paying Agent;

(iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(v) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(vi) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

(vii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. On or prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancelation. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of and accrued interest on all Securities to be redeemed.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE IV

Covenants

SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

SECTION 4.02. Reports. (a) Whether or not required by the SEC, so long as any Securities are outstanding, if not filed electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis, and retrieval System (or any successor system), the Company will furnish to the holders of Securities, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

(b) Whether or not required by the SEC, after the consummation of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) of paragraph (a) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any Securities remain outstanding, the Company will furnish to the holders of the Securities and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(4) under the Securities Act.

(c) If at any time Parent becomes a Guarantor (there being no obligation of Parent to do so), holds no material assets other than cash, cash equivalents and the Capital Stock of the Company or of any direct or indirect parent corporation of the Company (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be filed and furnished to holders of the Securities pursuant to this covenant may, at the option of the Company, be filed by and be those of Parent rather than the Company.

(d) Notwithstanding the foregoing, the requirements of this Section 4.02 shall be deemed satisfied prior to the commencement of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement by the filing with the SEC of the Exchange Offer Registration Statement and/or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

(e) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial information referred to in clause (1) above shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements, of the financial condition and results of operations of the Company and the Restricted Subsidiaries of the Company.

(f) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officer’s Certificate stating whether or not the signatories know of any Default by the Company in performing any of its obligations under this Indenture and the Notes. If such signatories have knowledge of any such Default, the certificate shall describe the Default and its status.

SECTION 4.03. Limitation on Debt. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving pro forma effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and such Debt is Debt of the Company or a Restricted Subsidiary and after giving pro forma effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.00 to 1.00; provided, however, that Restricted Subsidiaries that are not Subsidiary Guarantors may not incur Debt pursuant to this paragraph (a) if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $50,000,000 of Debt of Restricted Subsidiaries that are not Subsidiary Guarantors is outstanding pursuant to this paragraph (a) at such time.

(b) Notwithstanding the foregoing paragraph (a), each of the following shall be permitted (collectively, “Permitted Debt”):

(1) Debt of the Company evidenced by the Offered Securities and of Subsidiary Guarantors evidenced by Subsidiary Guarantees relating to the Offered Securities and Debt of the Company represented by the Exchange Securities with respect to the Offered Securities and the Subsidiary Guarantors evidenced by Subsidiary Guarantees relating to the Exchange Securities with respect to the Offered Securities;

(2) Debt of the Company or a Restricted Subsidiary under any Credit Facilities; provided, however, that the aggregate principal amount of all such Debt under the Credit Facilities at any one time outstanding shall not exceed $200,000,000;

(3) Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that (A) any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof and (B) if the Company or any Subsidiary Guarantor is the obligor on such Debt and the payee is not the Company or a Subsidiary Guarantor, such Debt is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities or the applicable Subsidiary Guarantee;

(4) Debt outstanding on the Issue Date not otherwise described in clauses (1) through (3) above;

(5) (A) Debt (including Capital Lease Obligations) Incurred by the Company or any Restricted Subsidiary (i) to finance the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) at the time of, or within 270 days after, such purchase, lease or improvement or (ii) as part of a Sale and Leaseback Transaction and (B) Debt constituting Guarantees of Debt of Permitted Joint Ventures; provided, however, that the aggregate principal amount of such Debt and Guarantees, when taken together with the amount of Debt and Guarantees previously Incurred pursuant to this clause (5) and then outstanding (including any Permitted Refinancing Debt with respect thereto), does not exceed the greater of (x) $75,000,000 and (y) 6.0% of Total Tangible Assets;

(6) Debt of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company); provided, however, that at the time such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of such Debt, either (i) the Company would have been able to Incur $1.00 of additional Debt pursuant to paragraph (a) of this Section 4.03 or (ii) the Consolidated Interest Coverage Ratio would be greater than immediately prior to the time such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary;

(7) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of fixing, hedging or swapping interest rate risk and not for speculative purposes; provided, however, that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this Section 4.03;

(8) Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of fixing, hedging or swapping currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary and not for speculative purposes;

(9) Debt in connection with one or more standby letters of credit, performance, bid or surety bonds or completion guarantees issued by the Company or a Restricted Subsidiary in the ordinary course of business or repayment obligations pursuant to self-insurance obligations and, in each case, not in connection with the borrowing of money or the obtaining of advances or credit;

(10) Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock; provided, however, that the maximum aggregate liability in respect of all such Debt shall at no time exceed the gross proceeds actually received by the Company or such Restricted Subsidiary in connection with such disposition;

(11) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five Business Days of its Incurrence;

(12) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to paragraph (a) of this Section 4.03 and clauses (1), (4), (5) and (6) above and this clause (12);

(13) Debt in the form of loans from Unrestricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $10,000,000;

(14) Debt consisting of promissory notes issued by the Company or any Restricted Subsidiary to current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such officers, directors or employees) to finance any repurchase of shares of Capital Stock or options to purchase shares of Capital Stock made in accordance with clause (d) or (e) of the second paragraph of Section 4.04;

(15) any Guarantee by the Company or a Restricted Subsidiary of Debt of the Company or a Restricted Subsidiary that was Incurred in compliance with this covenant; provided, however, that if such Debt is by its express terms subordinated in right of payment to the Securities or the Subsidiary Guarantee of such Restricted Subsidiary, as applicable, any such guarantee with respect to such Debt shall be expressly subordinated in right of payment to the Securities or such Restricted Subsidiary’s Subsidiary Guarantee;

(16) Debt Incurred by the Company to Refinance the Holdco Notes; provided, however, that after giving pro forma effect thereto the Consolidated Net Debt Ratio would be no greater than 5.00 to 1.00; and

(17) in addition to the items referred to in clauses (1) through (l6) above, Debt of the Company or a Restricted Subsidiary in an aggregate principal amount which, when taken together with the amount of Debt previously Incurred pursuant to this clause (17) and then outstanding, does not exceed $75,000,000.

(c) For purposes of determining compliance with this Section 4.03:

(1) any Debt under the Credit Facilities Incurred on the Issue Date will be deemed to have been Incurred pursuant to clause (2) of paragraph (b) above;

(2) in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, the Company, in its sole discretion, will classify such item of Debt at the time of Incurrence and only be required to include the amount and type of such Debt in one of the above clauses;

(3) the Company will be entitled to divide and classify an item of Debt in more than one of the types of Debt described above; and

(4) other than Debt classified pursuant to clause (1) of this paragraph, following the date of its Incurrence, any Debt originally classified as Incurred pursuant to one of the clauses in the definition of “Permitted Debt” above may later be reclassified by the Company such that it will be deemed as having been Incurred pursuant to another clause in the definition of “Permitted Debt” above, as applicable, to the extent that such reclassified Debt could be Incurred pursuant to such new clause at the time of such reclassification.

SECTION 4.04. Limitation on Restricted Payments. The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

(a) a Default or Event of Default shall have occurred and be continuing,

(b) the Company could not Incur at least $1.00 of additional Debt pursuant to paragraph (a) of Section 4.03 or

(c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of (without duplication):

(1) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal financial statements are available (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

(2) Capital Stock Sale Proceeds, net cash capital contributions and the Fair Market Value of Property (other than Debt) contributed in respect of the Company’s Capital Stock (other than Disqualified Stock) subsequent to the Issue Date, plus

(3) the sum of:

(A) the aggregate net cash proceeds and the Fair Market Value of Property (other than Debt) received by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

(B) the aggregate amount by which Debt (other than Subordinated Obligations) of the Company or any Restricted Subsidiary is reduced on the Company’s consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (A) or (B):

(x) any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

(y) the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange,

plus

(4) an amount equal to the sum of:

(A) the net reduction after the Issue Date in Investments (other than Permitted Investments) in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, proceeds realized on the sale of such Investments and proceeds representing the return of the capital, in each case to the Company or any Restricted Subsidiary from such Person, less the cost of the disposition of such Investments, and

(B) the portion (proportionate to the Company’s equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments (other than Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person.

Notwithstanding the foregoing limitation, the Company may:

(a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with this Indenture; provided, however, that at the time of such payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(b) make any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) or contributed in respect of such Capital Stock; provided, however, that

(1) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and

(2) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above;

(c) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

(d) (1) repurchase shares of, or options to purchase shares of, Capital Stock of Parent, the Company or any of the Company’s Subsidiaries (or pay dividends to Parent to consummate any such repurchases) from current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Parent Board or the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock, or (2) to make payments to current or former officers, directors or employees of the Company or any of its Subsidiaries in respect of Federal, state and local taxes payable as a result of vesting of shares of, or options to purchase shares of, Capital Stock of Parent, the Company or any of the Company’s Subsidiaries (including repurchases of shares of common stock of the Company deemed to occur upon the making of such payments); provided, however, that the aggregate amount of such payments in any calendar year shall not exceed the sum of (A) $5,000,000 plus (y) the aggregate amount of Restricted

Payments permitted (but not made) in prior calendar years pursuant to this clause (d) and (B) the amount of net cash proceeds received by the Company after the Issue Date from any payment under “key-man” life insurance policies obtained by the Company or a Restricted Subsidiary to insure the life of any director or officer of the Company or a Restricted Subsidiary; and provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(e) following the first public equity offering of common stock of Parent or the Company, make payments to current or former officers, directors or employees of the Company or any of its Subsidiaries in respect of Federal, state and local taxes payable as a result of vesting of shares of, or options to purchase shares of, Capital Stock of Parent, the Company or any of the Company’s Subsidiaries (including repurchases of shares of common stock of the Company deemed to occur upon the making of such payments); provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments;

(f) pay dividends or make other distributions to Parent to be used by Parent:

(1) to pay its franchise taxes and other fees required to maintain its corporate existence;

(2) to pay for general corporate and overhead expenses (including salaries and other compensation of employees) incurred by Parent in the ordinary course of its business to the extent such expenses are attributable to the ownership or operation of the Company and the Restricted Subsidiaries; provided, however, that no such funds shall be used for the payment of fees to Welsh, Carson, Anderson & Stowe IX, L.P., its Affiliates, directors, officers or any other Person associated with Welsh, Carson Anderson & Stowe IX, L.P.; and

(3) to pay fees and expenses other than to Affiliates related to an unsuccessful equity or debt offering not prohibited by this Indenture;

provided, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

(g) pay dividends or make distributions or advances to Parent to be used by Parent to pay Federal, state and local taxes payable by Parent and directly attributable to (or arising as a result of) the operations of the Company and the Restricted Subsidiaries; provided, however, that (A) the amount of such dividends shall not exceed the amount that the Company and its Restricted Subsidiaries would be required to pay in respect of such Federal, state or local taxes were the Company to pay such taxes as a stand-alone taxpayer (including any interest or penalties thereon) and (B) such dividends, distributions and advances pursuant to this clause (g) are used by Parent for such purposes within 10 days of the receipt of such dividends; provided further, however, that such dividends, distributions and advances shall be excluded in the calculation of the amount of Restricted Payments;

(h) pay dividends or make distributions or advances to Parent to be used by Parent to (A) satisfy net payments due under Hedging Obligations existing on the Issue Date in an aggregate amount not to exceed $30,000,000 in any period of four consecutive fiscal quarters through March 31, 2012 or (B) settle, terminate or purchase an offsetting position with respect to Hedging Obligations existing on the Issue Date in an aggregate amount not to exceed $30,000,000; provided, however, that if the Company pays dividends or makes distributions to Parent pursuant to clause (B), then no further dividends or distributions will be permitted pursuant to clause (A); provided further, however, that such dividends, distributions and advances shall be excluded in the calculation of the amount of Restricted Payments;

(i) pay dividends or make distributions or advances to US Oncology Holdings, Inc. to repay, prepay, repurchase, redeem, defease or retire the Holdco Notes; provided, however, that after giving pro forma effect thereto the Consolidated Net Debt Ratio would be no greater than 5.00 to 1.00; provided further, however, that such dividends, distributions and advances shall be excluded in the calculation of the amount of Restricted Payments;

(j) make repurchases of shares of common stock of the Company deemed to occur upon the exercise of options to purchase shares of common stock of the Company if such shares of common stock of the Company represent a portion of the exercise price of such options; provided, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

(k) purchase, defease or otherwise acquire or retire for value any Subordinated Obligations upon a Change of Control of the Company or an Asset Sale by the Company, to the extent required by any agreement pursuant to which such Subordinated Obligations were issued, but only if the Company has complied with Section 4.12 and Section 4.05; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments; and

(l) make Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (l), does not exceed $65,000,000; provided, however, that at the time of each such Restricted Payment, no Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.

SECTION 4.05. Limitation on Asset Sales. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale; provided, however, that with respect to PPM Asset Sales, the Company receives consideration at the time of such PPM Asset Sale at least equal to the lesser of (x) the Fair Market Value of such Property and (y) the net book value of such Property excluding any write-downs or reductions in net book value after March 31, 2009 other than as a result of normal course depreciation and amortization or casualty or destruction or, if specified in the applicable Management Services Agreement, the price at which the purchaser of such Property is entitled to purchase such Property pursuant to such Management Services Agreement; and

(ii) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or cash equivalents.

For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

(1) the assumption of Debt of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Debt in connection with such Asset Sale;

(2) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days, to the extent of cash received in that conversion;

(3) with respect to PPM Asset Sales, (x) the principal amount of any Debt of the Company canceled or retired as consideration to the Company or a Restricted Subsidiary in such PPM Asset Sale, (y) Capital Stock of Parent received by the Company or any Restricted Subsidiary from the transferee or (z) promissory notes or other consideration received by the Company or any Restricted Subsidiary from the transferee; provided, however, that the aggregate amount of promissory notes with a maturity of greater than one year or other consideration received pursuant to this clause (3) (less the amount of cash received upon payment, return of capital, sale or disposition of such promissory notes or other consideration) does not exceed $20,000,000; and

(4) any Designated Noncash Consideration received by the Company or any Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (4) (less the amount of cash received upon payment, return of capital, sale or disposition of such Designated Noncash Consideration), not to exceed the greater of (x) $40,000,000 and (y) 2.5% of Total Tangible Assets at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value).

(b) The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

(i) to Repay First-Priority Lien Obligations Incurred pursuant to clause (2) of paragraph (b) of Section 4.03 (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company); or

(ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).

(c) Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within one year from the date of the receipt of such Net Available Cash (or, if later, 90 days after the execution of any agreement with respect to such application, which agreement is signed within one year from the date of the receipt of such Net Available Cash) shall constitute “Excess Proceeds”.

When the aggregate amount of Excess Proceeds exceeds $25,000,000, the Company will be required to make an offer to purchase (the “Prepayment Offer”) the Securities which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of Securities have been given the opportunity to tender their Securities for purchase in accordance with this Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by this Indenture and the amount of Excess Proceeds will be reset to zero.

The term “Allocable Excess Proceeds” will mean the product of:

(a) the Excess Proceeds and

(b) a fraction,

(1) the numerator of which is the aggregate principal amount of the Securities outstanding on the date of the Prepayment Offer, plus accrued and unpaid interest, if any, to such date, and

(2) the denominator of which is the sum of (x) the aggregate principal amount of the Securities outstanding on the date of the Prepayment Offer, plus accrued and unpaid interest, if any, to such date and (y) the aggregate principal amount of other Debt of the Company outstanding on the date of the Prepayment Offer, plus accrued and unpaid interest, if any, to such date, that are Other Pari Passu Lien Obligations and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer.

(d) (1) Within five Business Days after the Company is obligated to make a Prepayment Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the holders of Securities, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

(2) Not later than the date upon which written notice of a Prepayment Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers’ Certificate as to (i) the amount of the Prepayment Offer (the “Offer Amount”), (ii) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Prepayment Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.05(b). On or before the purchase date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or a Wholly Owned Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) in Temporary Cash Investments (other than in those enumerated in clause (b) of the definition of Temporary Cash Investments), maturing on the last day prior to the purchase date or on the purchase date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Prepayment Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancelation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee or the Paying Agent shall, on the purchase date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee or the Paying Agent shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

(3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis for all Securities (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(4) At the time the Company delivers Securities to the Trustee that are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent mails or delivers payment therefor to the surrendering Holder.

(e) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.05. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.05, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.05 by virtue thereof.

SECTION 4.06. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

(a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary,

(b) make any loans or advances to the Company or any other Restricted Subsidiary or

(c) transfer any of its Property to the Company or any other Restricted Subsidiary.

The foregoing limitations will not apply:

(1) with respect to clauses (a), (b) and (c), to restrictions:

(A) in effect on the Issue Date,

(B) with respect to a Restricted Subsidiary pursuant to an agreement relating to any Debt Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date,

(C) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) below or any amendment or supplement to any such agreement; provided, however, that such restriction is no more restrictive than those contained in the agreement evidencing the Debt so Refinanced or the agreement being amended or supplemented, as determined in good faith by the Board of Directors, whose determination shall be conclusive,

(D) imposed with respect to a Restricted Subsidiary pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition,

(E) on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business,

(F) customary supermajority voting provisions and provisions with respect to the disposition of assets or property, in each case, contained in agreements relating to Permitted Joint Ventures that are Subsidiary Guarantors,

(G) arising under applicable law,

(H) contained in the terms of any Debt of the Company or any Restricted Subsidiary not Incurred in violation of this Indenture; provided, however, that such restrictions, taken as a whole, are no more restrictive in the aggregate than those contained in this Indenture, as determined in good faith by the Board of Directors whose determination shall be conclusive, or

(I) contained in any agreement or instrument governing Senior Debt (including the Credit Facilities) not Incurred in violation of this Indenture; provided, however, that such restrictions, taken as a whole, are no more restrictive in the aggregate than those contained in the Credit Facilities on the Issue Date, as determined in good faith by the Board of Directors, whose determination shall be conclusive, and

(2) with respect to clause (c) only, to restrictions:

(A) encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition,

(B) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder,

(C) customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale, or

(D) on the transfer of assets subject to any Lien imposed by the holder of such Lien.

SECTION 4.07. Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”), unless:

(a) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company;

(b) if such Affiliate Transaction involves aggregate payments or value in excess of $10,000,000, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee; and

(c) if such Affiliate Transaction involves aggregate payments or value in excess of $25,000,000, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries, taken as a whole or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s length transaction with a Person who was not an Affiliate. For purposes of this clause (c) only, any contract or series of related contracts for the rendering of services entered into in the ordinary course of business by the Company or any Restricted Subsidiary with any other Person will not be deemed to be in excess of $25,000,000 if, when entered into, (x) the payments made by the Company and the Restricted Subsidiaries and (y) the value of services performed by the Company and the Restricted Subsidiaries in connection with such contract or series of related contracts do not exceed, and are not then reasonably expected by the Board of Directors in its good faith determination to exceed, $10,000,000 in any year.

Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

(a) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business; provided, however, that no more than 10% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

(b) any Restricted Payment permitted to be made pursuant to Section 4.04 other than any Permitted Investment;

(c) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, and compensation (including amounts paid pursuant to employee benefit plans or arrangements) paid to, and indemnity provided for the benefit of, officers, directors and employees of the Company or any of the Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof;

(d) (i) loans and advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be; provided, however, that such loans and advances do not exceed $3,000,000 in the aggregate at any one time outstanding; and (ii) loans to affiliated physician groups made pursuant to clause (o) of the definition of “Permitted Investments”;

(e) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(f) any Affiliate Transaction made on the Issue Date in connection with the Transactions and described in the Offering Memorandum;

(g) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

(h) any agreement approved by the Board of Directors (including a majority of the disinterested members of the Board of Directors) among Welsh, Carson, Anderson & Stowe IX, L.P., its Affiliates and the Company or any Restricted Subsidiary relating to (1) the payment of reasonable and customary fees by the Company or any Restricted Subsidiary for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities rendered to the Company or any Restricted Subsidiary, and in any event such fees shall not exceed 2.0% of the aggregate transaction value in respect of which such services are rendered, or (2) the provision of customary management services to the Company or any Restricted Subsidiary from time to time;

(i) any transaction or agreement between the Company or one or more Restricted Subsidiaries, on the one hand, and any affiliated physician or affiliated physician group, on the other hand; provided, however, that any such transactions or agreements are no less favorable in the aggregate to the Company and its Subsidiaries than transactions or agreements in effect on the Issue Date;

(j) any transaction between the Company and an Unrestricted Subsidiary relating to self insurance arrangements, in each case, on terms that are no less favorable to the Company than those that would have been obtained in a comparable arm’s length transaction by the Company with a Person that is not an Affiliate of the Company; and

(k) any agreement as in effect on the Issue Date and described in the Offering Memorandum under “Certain Relationships and Related Transactions” or any amendments, renewals or extensions of any such agreement (so long as such amendments, renewals or extensions are not less favorable to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby.

SECTION 4.08. Limitation on Liens. The Company shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, Incur or suffer to exist, any Lien (the “Initial Lien”), other than Permitted Liens, upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom that secures any Debt of any Person. If the Company or any Restricted Subsidiary creates any additional Lien upon any Property to secure any First-Priority Lien Obligations, it must concurrently grant a second-priority Lien (subject to Permitted Liens) upon such Property as security for the Securities and the Subsidiary Guarantees such that the Property subject to such Lien becomes Collateral with respect to the Securities and the Subsidiary Guarantees, except as set forth under Section 11.01(b).

SECTION 4.09. Limitation on Sale and Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction that is a Capital Lease Obligation with respect to any Property unless:

(a) the Company or such Restricted Subsidiary would be entitled to:

(1) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.03, and

(2) create a Lien on such Property securing such Attributable Debt without also securing the Securities or the applicable Subsidiary Guarantee pursuant to Section 4.08,

(b) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale and Leaseback Transaction are at least equal to the Fair Market Value of such Property, and

(c) such Sale and Leaseback Transaction is effected in compliance with Section 4.05.

SECTION 4.10. Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if:

(a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary, and

(b) one of the following:

(1) the Subsidiary to be so designated has total assets of $1,000 or less,

(2) if such Subsidiary has total assets greater than $1,000, the Company would be permitted under Section 4.04 to make a Restricted Payment or a Permitted Investment in the amount equal to the Fair Market Value of the Investment in such Subsidiary, or

(3) such designation is effective immediately upon such entity becoming a Subsidiary of the Company.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

Except as provided in the first sentence of the preceding paragraph (including clauses (a) and (b) thereof), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. In addition, neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this covenant, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Trustee, be released from any Subsidiary Guarantee previously made by such Restricted Subsidiary.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

(x) the Company could Incur at least $1.00 of additional Debt pursuant to paragraph (a) of Section 4.03, and

(y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers’ Certificate that:

(a) certifies that such designation or redesignation complies with the foregoing provisions, and

(b) gives the effective date of such designation or redesignation,

such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company’s fiscal year, within 90 days after the end of such fiscal year).

SECTION 4.11. Limitation on Company’s Business. The Company shall not, and shall not permit any Restricted Subsidiary, to, directly or indirectly, engage in any business other than a Related Business.

SECTION 4.12. Change of Control. (a) Upon the occurrence of a Change of Control (unless the Company gives notice of redemption pursuant to Section 3.01), each Holder of Securities shall have the right to require the Company to repurchase all or any part of such Holder’s Securities pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(b) Within 30 days following any Change of Control, the Company shall send, by first-class mail, with a copy to the Trustee, to each Holder of Securities, at such Holder’s address appearing in the Security register, a notice stating: (i) that a Change of Control Offer is being made pursuant to this Section 4.12 and that all Securities timely tendered will be accepted for payment; (ii) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”); and (iii) the procedures that Holders of Securities must follow in order to tender their Securities (or portions thereof) for payment, and the procedures that Holders of Securities must follow in order to withdraw an election to tender Securities (or portions thereof) for payment.

(c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased.

(d) On or prior to the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Wholly Owned Restricted Subsidiaries is acting as the Paying Agent, segregate and hold in trust) in cash an amount equal to the Change of Control Purchase Price payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section. On the Change of Control Payment Date, the Company shall deliver to the Trustee the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company for payment. The Trustee or the Paying Agent shall, on the Change of Control Payment Date, mail or deliver payment to each tendering Holder of the Change of Control Purchase Price. In the event that the aggregate Change of Control Purchase Price is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the Change of Control Payment Date.

(e) The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.12 applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

(f) Notwithstanding anything to the contrary in this Indenture, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.

(g) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Securities pursuant to this Section 4.12. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.12, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.12 by virtue thereof.

SECTION 4.13. Future Subsidiary Guarantors. The Company shall cause each future Restricted Subsidiary that Guarantees (i) any Debt of the Company or any Domestic Restricted Subsidiary under any Credit Facilities, (ii) the Existing Senior Subordinated Notes or (iii) any other capital markets debt securities of the Company or any Subsidiary Guarantor, to execute and deliver to the Trustee a Subsidiary Guarantee, the Collateral Agreement and any other applicable Security Document.

SECTION 4.14. Information Regarding Collateral. (a) The Company shall furnish to the Trustee, with respect to the Company or any Subsidiary Guarantor, prompt written notice of any change in such Person’s (i) corporate name, (ii) location of its chief executive office or principal place of business, (iii) jurisdiction of organization or formation, (iv) identity or type of corporate structure or (v) organizational identification number. The Company will not effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Trustee to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

(b) Each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year, the Company shall deliver to the Trustee a certificate of a financial officer setting forth the information required pursuant to the perfection certificate required by this Indenture or confirming that there has been no change in such information since the date of the prior delivered perfection certificate.

SECTION 4.15. Impairment of Security Interest. Subject to the rights of the holders of Permitted Liens, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission would or could reasonably be expected to have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and the Holders. The Company shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the Holders, except as permitted under Articles IX or XI hereof, the Intercreditor Agreement or any Security Document.

SECTION 4.16. Further Assurances. The Company and the Subsidiary Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Trustee may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents in the Collateral. In addition, from time to time, the Company will reasonably promptly secure the obligations under this Indenture, the Security Documents and the Intercreditor Agreement by pledging or creating, or causing to be pledged or created, perfected security interests with respect to the Collateral. Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Trustee, and the Company shall deliver or cause to be delivered to Trustee all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Trustee shall reasonably request to evidence compliance with this covenant.

SECTION 4.17. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE V

Successor Company

SECTION 5.01. When Company May Merge or Transfer Assets.

The Company shall not merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(a) the Company shall be the surviving Person (the “Surviving Person”) or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(b) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture, security documents and intercreditor agreement, in each case, in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture, the applicable Security Documents, the Intercreditor Agreement and, if applicable, the Registration Rights Agreement to be performed by the Company;

(c) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (c) and clause (d) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(d) immediately after giving pro forma effect to such transaction or series of transactions, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under paragraph (a) of Section 4.03; provided, however, that this clause (d) will not be applicable to (A) the Company or a Restricted Subsidiary consolidating with, merging into, conveying, transferring or leasing all or substantially all its Property to the Company or a Subsidiary Guarantor or (B) the Company or a Restricted Subsidiary merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company or a Restricted Subsidiary in another jurisdiction; and

(e) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

For the purposes of this Section 5.01, the sale, transfer, assignment, lease, conveyance or other disposition of all the Property of one or more Subsidiaries of the Company, which Property, if held by the Company instead of such Subsidiaries, would constitute all or substantially all the Property of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all the Property of the Company.

SECTION 5.02. When a Subsidiary Guarantor May Merge or Transfer Assets. The Company shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(a) the Surviving Person (if not such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(b) the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by Subsidiary Guarantee, security documents and intercreditor agreement, in each case, in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee, the applicable Security Documents, the Intercreditor Agreement and, if applicable, the Registration Rights Agreement; and

(c) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (c), any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; provided, however, that this paragraph (c) will not be applicable to any Subsidiary Guarantor that consolidates with, merges with or into or conveys, transfers or leases all or substantially all of its Property to the Company or another Subsidiary Guarantor.

The Company also shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and such Subsidiary Guarantee, if any, in respect thereto comply with this Section 5.02 and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

The foregoing provisions with respect to Subsidiary Guarantors (other than clause (c)) shall not apply to any transactions which constitute an Asset Sale if the Company has complied with Section 4.05.

SECTION 5.03. Surviving Person. The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture (or of the Subsidiary Guarantor under the Subsidiary Guarantee, as the case may be), and the predecessor Company, except in the case of a lease, shall be released from any obligation to pay the principal of, premium, if any, and interest on, the Securities.

ARTICLE VI

Defaults and Remedies

SECTION 6.01. Events of Default. The following events shall be “Events of Default”:

(1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

(2) the Company defaults in the payment of the principal of or premium, if any, on, any Security when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

(3) the Company or any Subsidiary Guarantor fails to comply with Article V;

(4) the Company fails to comply with any covenant or agreement in the Securities or in this Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to the Company as specified below;

(5) a default by the Company or any Restricted Subsidiary under any Debt of the Company or any Restricted Subsidiary which results in acceleration of the maturity of such Debt, or the failure to pay any such Debt at maturity, in an aggregate amount in excess of $25,000,000 or its foreign currency equivalent at the time;

(6) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

(B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Company or any Significant Subsidiary; or

(D) grants any similar relief under any foreign laws;

and in each such case the order or decree remains unstayed and in effect for 30 days;

(8) any judgment or judgments for the payment of money in an aggregate amount in excess of $25,000,000 (or its foreign currency equivalent at the time) net of any amount covered by insurance issued by a reputable and creditworthy insurer that has not contested coverage or reserved rights with respect to the underlying claim, that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

(9) any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of this Indenture and such Subsidiary Guaranty) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty;

(10) unless all of the Collateral has been released from the second-priority Liens in accordance with the provisions of the Security Documents, any security interest purported to be created by any Security Document with respect to any Collateral, individually or in the aggregate, having a Fair Market Value in excess of $25,000,000, shall cease to be valid and enforceable and such Default continues for 30 days, or the Company or any Subsidiary shall assert that any such security interest is invalid or unenforceable and, in the case of any such Person that is a Subsidiary of the Company, the Company fails to cause such Subsidiary to rescind such assertions within 30 days after the Company has actual knowledge of such assertions; or

(11) the failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Security Documents or the Intercreditor Agreement except for a failure that would not be material to the Holders and would not materially affect the value of the Collateral taken as a whole.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (4) or (11) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company (and in the case of such notice by Holders, the Trustee) of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default and any event that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or (7) with respect to the Company occurs, the principal of and accrued and unpaid interest on all the Securities shall, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable. The Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee and the Company may rescind any declaration of acceleration if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to security or indemnification reasonably satisfactory to the Trustee against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding shall have made a written request, and such Holder of or Holders shall have offered reasonably satisfactory security or indemnity, to the Trustee to pursue such proceeding as trustee; and

(3) the Trustee has not received from the Holders of at least a majority in aggregate principal amount of the Securities outstanding a direction inconsistent with such request and has failed to institute such proceeding within 60 days after such notice, request and offer.

The foregoing limitations on the pursuit of remedies by a Securityholder shall not apply to a suit instituted by a Holder for the enforcement of payment of the principal of, and premium, if any, or interest on, such Security on or after the applicable due date specified in such Security. A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company or to such other Person as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

Trustee

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably satisfactorily assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA and the provisions of this Article VII shall apply to the Trustee in its role as Registrar, Paying Agent and Security Custodian.

(i) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (a) the Trustee has received written notice thereof from the Company or any Holder or (b) a Trust Officer shall have actual knowledge thereof.

SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel or both.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute wilful misconduct or negligence.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g) Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, except as contained in the Trustee’s certificate of authentication. The Trustee shall not be accountable for the Company’s use of the proceeds from the issuance and sale of the Securities, and it shall not be responsible for any statement of the Company, any initial purchaser or placement agent, any Subsidiary Guarantor or any other Person in this Indenture or in any document issued in connection with the issuance and sale of the Securities or in the Securities whether oral or written.

SECTION 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each February 15 beginning with February 15, 2010, and in any event prior to March 31 in each year, the Trustee shall mail to each Securityholder a brief report dated as of February 15 each year that complies with TIA § 313(a), if and to the extent required by such subsection. The Trustee shall also comply with TIA § 313(b). The Trustee will comply with TIA § 313(c).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time compensation as agreed to between the Company and the Trustee for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company and each Subsidiary Guarantor, jointly and severally, shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or any Subsidiary Guarantor of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company and the Subsidiary Guarantors, as applicable, shall pay the reasonable fees and expenses of such counsel, provided, however, that the Company shall not be required to pay such fees and expenses if it assumes the Trustee’s defense, and, in the Trustee’s reasonable judgment, there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own wilful misconduct, negligence or bad faith. The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, successors and assigns.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to any Bankruptcy Law;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Securities then outstanding and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, savings bank or banking association, the resulting, surviving or transferee corporation, savings bank or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such

Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition. The Trustee shall comply with TIA § 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII

Discharge of Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.15 and the operation of Sections 6.01(5), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections 6.01(6) and (7), with respect only to Significant Subsidiaries) and the limitations contained in clauses (d) of Section 5.01 and Section 5.02 (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4) (with respect to the covenants of Article IV identified in the immediately preceding paragraph), 6.01(5), 6.01(6), 6.01(7), 6.01(8), 6.01(9), 6.01(10) and 6.01(11) (but, in the case of Sections 6.01(6) and 6.01(7), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with the limitations contained in clauses (d) of Section 5.01 or Section 5.02. If the Company exercises its legal defeasance option or its covenant defeasance option, the second-priority Liens, if any, as they pertain to the Securities, will be released and each Subsidiary Guarantor, if any, shall be released from all its obligations under its Subsidiary Guarantee.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.05 and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07 and 8.05 shall survive.

SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations or a combination thereof for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

(2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

(3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(6) or (7) with respect to the Company occurs that is continuing at the end of the period;

(4) the deposit does not constitute a default under any other agreement or instrument binding on the Company;

(5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(6) in the case of the legal defeasance option, the Company delivers to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(7) in the case of the covenant defeasance option, the Company delivers to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(8) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with; and

(9) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

Amendments

SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture, the Securities, any Security Document or the Intercreditor Agreement without notice to or consent of any Securityholder to:

(1) cure any ambiguity, omission, defect or inconsistency;

(2) comply with Article V;

(3) provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(4) add additional Guarantees with respect to the Securities or to release Subsidiary Guarantors from Subsidiary Guarantees as provided by the terms of this Indenture,

(5) add additional assets as Collateral;

(6) release Collateral from the Lien or any Subsidiary Guarantor from its Subsidiary Guarantee, in each case pursuant to this Indenture, the Security Documents and the Intercreditor Agreement when permitted or required by this Indenture or the Security Documents;

(7) add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(8) comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

(9) make any change that does not adversely affect the rights of any Securityholder; or

(10) provide for the issuance of additional Securities in accordance with this Indenture.

In addition, subject to certain exceptions, any amendment, waiver or consent to any of the collateral documents with respect to First-Priority Lien Obligations shall be deemed to apply automatically to the comparable Security Documents with respect to the Securities in accordance with the Intercreditor Agreement.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture, the Securities, any Security Document or the Intercreditor Agreement without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

(1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

(2) reduce the rate of or extend the time for payment of interest on any Security;

(3) reduce the principal of or extend the Stated Maturity of any Security;

(4) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities or any Subsidiary Guaranty;

(5) reduce the premium payable upon the redemption of any Security under paragraph (5) of the Securities or change the time at which any Security may be redeemed in accordance with paragraph (5) of the Securities and Article III;

(6) make any Security payable in money other than that stated in the Security;

(7) subordinate the Securities or any Subsidiary Guarantee to any other obligation of the Company or the applicable Subsidiary Guarantor; or

(8) make any change in any Subsidiary Guaranty that would adversely affect the Securityholders.

In addition, without the consent of at least three-fourths in aggregate principal amount of the Securities then outstanding, an amendment, supplement or waiver may not make any change in the Intercreditor Agreement or in the provisions of this Indenture or any Security Document (i) dealing with the application of proceeds of the Collateral in a manner adverse to the holders or (ii) to release Collateral from the Lien or any Subsidiary Guarantor from its Subsidiary Guarantee, in each case, other than in accordance with this Indenture, the Security Documents or the Intercreditor Agreement as in effect prior to such amendment, supplement or waiver.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Securities. If an amendment or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such Security to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return such Security to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE X

Subsidiary Guarantees

SECTION 10.01. Subsidiary Guarantees. Each Subsidiary Guarantor hereby unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest (including any additional interest and Special Interest (as defined in the Securities), if any) on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and interest on the overdue principal of and interest (including any additional interest and Special Interest, if any) on the Securities and all other monetary obligations of the Company under this Indenture, the Securities and the Security Documents and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture, the Securities and the Security Documents (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor, and that such Subsidiary Guarantor will remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including the Subsidiary Guarantors) under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities, any Security Document or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) except as set forth in Section 10.08, any change in the ownership of such Subsidiary Guarantor.

Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 4.06, 4.13, 5.02, 8.01(b), 10.07 and 10.08, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities, any Security Document or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full in cash of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of such Subsidiary Guarantor’s Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section. Each Subsidiary Guarantor agrees that any right of indemnity, subrogation or contribution it may have under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Obligations.

Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

SECTION 10.02. Contribution. Each Subsidiary Guarantor (a “Contributing Party”) agrees that, in the event a payment shall be made by any other Subsidiary Guarantor under any Subsidiary Guaranty (the “Claiming Guarantor”), the Contributing Party shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Party on the date of such payment and the denominator of which shall be the aggregate net worth of all the Subsidiary Guarantors on the date of such payment.

SECTION 10.03. Successors and Assigns. This Article X shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Execution of Supplemental Indenture for Future Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 4.13 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article X and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guaranty of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

SECTION 10.07. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.08. Release of Subsidiary Guarantor. Upon

(i) the sale (including any sale pursuant to any exercise of remedies by a holder of Senior Debt of the Company or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor,

(ii) the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor,

(iii) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary pursuant to the terms of this Indenture, or

(iv) if such Subsidiary Guarantor is released from its guarantee of all other Debt of the Company and all other Domestic Restricted Subsidiaries under any Credit Facilities, the Existing Senior Subordinated Notes and any other capital markets debt securities of the Company or any Subsidiary Guarantor, such Subsidiary Guarantor shall be deemed released from all obligations under this Article X without any further action required on the part of the Trustee or any Holder, in each case other than a sale or disposition to Parent or a Subsidiary of Parent. In the case of clauses (i) and (ii) above, the Company shall provide an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.05. At the request of the Company and, in the case of any release under clause (iv) above, if the Company provides an Officers’ Certificate to the Trustee to the effect that the release complies therewith, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

ARTICLE XI

Security Documents

SECTION 11.01. Collateral and Security Documents. (a) The due and punctual payment of the principal of and interest (including additional interest, if any) on the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (including additional interest, if any) on the Securities and performance of all other Guaranteed Obligations of the Company and the Subsidiary Guarantors to the Holders, the Trustee or the Collateral Agent under this Indenture, the Securities, the Subsidiary Guarantees and the Security Documents, according to the terms hereunder or thereunder (all the foregoing being hereinafter collectively called the “Obligations”), shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Guaranteed Obligations, subject to the terms of the Intercreditor Agreement. The Trustee and the Company hereby acknowledge and agree that the Trustee or the Collateral Agent, as the case may be, holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the terms of the Security Documents and the Intercreditor Agreement. Each Holder, by accepting a Security, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture, and authorizes and directs the Collateral Agent and, as applicable, the Trustee to enter into the Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith; provided, however, that if any of the provisions of the Security Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA that have been incorporated by reference in and made part of this Indenture pursuant to Section 1.03, such provisions of the TIA shall control. The Company shall deliver to the Trustee (if it is not itself then the Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 11.01, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Company shall take, and shall cause its Subsidiaries to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Company and the Subsidiary Guarantors hereunder, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreement), in favor of the Collateral Agent for the benefit of the Trustee and the Holders under the Security Documents. Notwithstanding the foregoing, the Intercreditor Agreement and the Security Documents may be amended from time to time to add other parties holding Other Pari Passu Lien Obligations and (in the case of the Intercreditor Agreement) other First-Priority Lien Obligations, in each case to the extent permitted to be incurred under Sections 4.03 and 4.08 of this Indenture.

(b) Notwithstanding the foregoing, (i) the Capital Stock and other securities of the Subsidiaries of the Company that are owned by the Company or any Subsidiary Guarantor will constitute Collateral only to the extent that such Capital Stock and other securities can secure the Securities without Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act (“Rule 3-10” and “Rule 3-16,” respectively) (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency);

(i) in the event that either Rule 3-10 or Rule 3-16 requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary due to the fact that such Subsidiary’s Capital Stock and other securities secure the Securities, the performance of Guaranteed Obligations of the Company or any Subsidiary Guarantor, then the Capital Stock and other securities of such Subsidiary shall automatically be deemed not to be part of the Collateral, but only to the extent necessary to not be subject to such requirement (and, in such event, the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to release the second-priority security interests on the shares of Capital Stock and other securities that are so deemed to no longer constitute part of the Collateral); and

(ii) in the event that either Rule 3-10 or Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock and other securities to secure the Securities in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock and other securities of such Subsidiary shall automatically be deemed to be a part of the Collateral but only to the extent necessary to not be subject to any such financial statement requirement (and, in such event, the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to subject to the Liens under the Security Documents such additional Capital Stock and other securities).

SECTION 11.02. Recordings and Opinions. (a) The Company and the Subsidiary Guarantors shall furnish to the Collateral Agent and the Trustee (if the Trustee is not then the Collateral Agent) (i) an Opinion of Counsel that complies with TIA § 314(b)(1), if and to the extent required by such subsection and (ii) on or before the time when the Company is required to provide annual reports pursuant to Section 4.02 with respect to the preceding fiscal year, an Opinion of Counsel that complies with TIA § 314(b)(2), if and to the extent required by such subsection.

(b) To the extent applicable, the Company will cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities subject to the Lien of the Security Documents, to be complied with.

SECTION 11.03. Release of Collateral. (a) Subject to subsections (b) and (c) of this Section 11.03, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement or as provided hereby. Upon the request of the Company pursuant to an Officers’ Certificate certifying that all conditions precedent hereunder have been met, the Company and the Subsidiary Guarantors will be entitled to a release of Property included in the Collateral from the Liens securing the Securities, and the Trustee shall release, or instruct the Collateral Agent to release, as applicable, the same from such Liens at the Company’s sole cost and expense, under one or more of the following circumstances:

(i) to enable the Company or any Subsidiary Guarantor to consummate the disposition of such Property to the extent not prohibited under Section 4.05;

(ii) in the case of a Subsidiary Guarantor that is released from its Subsidiary Guarantee, the release of the Property of such Subsidiary Guarantor;

(iii) pursuant to an amendment or waiver in accordance with Article IX of this Indenture; or

(iv) upon discharge or defeasance of the Securities pursuant to Article VIII of this Indenture.

The Lien on the Collateral securing the Securities will terminate and be released automatically if the Liens on the Collateral securing First-Priority Lien Obligations are released by the Intercreditor Agent (unless, at the time of such release of such first-priority Liens, an Event of Default shall have occurred and be continuing under this Indenture), other than such release granted upon or following the discharge of the First-Priority Lien Obligations. Notwithstanding the existence of an Event of Default, the Lien on the Collateral securing the Securities shall also terminate and be released automatically to the extent the Liens on the Collateral securing First-Priority Lien Obligations are released by the Intercreditor Agent in connection with a sale, transfer or disposition of Collateral that is either (i) not prohibited under this Indenture (other than such release granted upon or following the discharge of First-Priority Lien Obligations) or (ii) occurs in connection with the foreclosure of, or other exercise of remedies with respect to, such Collateral by the Intercreditor Agent (a “Foreclosure Release”), in either case except with respect to any proceeds of such sale, transfer or disposition that remain after satisfaction in full of the First-Priority Lien Obligations. The Liens on the Collateral securing the Securities that otherwise would have been released pursuant to the first sentence of this paragraph will be released when such Event of Default and all other Events of Defaults under this Indenture cease to exist.

Upon receipt of an Officers’ Certificate and an Opinion of Counsel certifying that all conditions precedent under this Indenture and the Security Documents, if any, to such release have been met and any necessary or proper instruments of termination, discharge, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture, the Security Documents or the Intercreditor Agreement. Notwithstanding the foregoing, the Collateral Agent may execute, deliver and acknowledge any such acknowledgement or release without previously receiving an Officers’ Certificate or an Opinion of Counsel in connection with a Foreclosure Release.

(b) At any time when there are no First-Priority Lien Obligations outstanding, no Collateral may be released from the Lien and security interest created by the Security Documents unless the Officers’ Certificate required by this Section 11.03, dated not more than five days prior to the date of the application of such release, has been delivered to the Collateral Agent and the Trustee (if the Trustee is not then the Collateral Agent).

(c) At any time when a Default has occurred and is continuing and the maturity of the Securities has been accelerated (whether by declaration or otherwise) and the Trustee (if not then the Collateral Agent) has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the Holders, except as otherwise provided in the Intercreditor Agreement or as otherwise contemplated under this Indenture.

SECTION 11.04. Permitted Releases Not To Impair Lien; Trust Indenture Act Requirements. The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to (a) the applicable Security Documents and the terms of this Article XI or (b) the Intercreditor Agreement. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Security Documents and of this Article XI will not be deemed for any purpose to be in contravention of the terms of this Indenture. Any certificate or opinion required by TIA § 314(d) may be made by an officer or legal counsel, as applicable, of the Company except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this Section 11.04, the Company will not be required to comply with all or any portion of TIA § 314(d) if it reasonably determines that under the terms of TIA § 314(d) or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to any release or series of releases of Collateral.

SECTION 11.05. Certificates of the Trustee. In the event that the Company wishes to release Collateral in accordance with this Indenture and the Security Documents at a time when the Trustee is not itself also the Collateral Agent and the Company has delivered the certificates and documents required by the Security Documents and Section 11.03, the Trustee will deliver a certificate to the Collateral Agent confirming such delivery. The Trustee, however, shall have no duty to confirm the legality or validity of such documents, its sole duty being to confirm the delivery of such documents which, on their face, conform to the requirements of this Indenture and the mandatory provisions of the TIA that would be applicable if this Indenture were to be qualified under the TIA (other than TIA §314(d)).

SECTION 11.06. Suits To Protect the Collateral. Subject to the provisions of Article VII hereof and the Intercreditor Agreement, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(a) enforce any of the terms of the Security Documents; and

(b) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guaranteed Obligations of each Subsidiary Guarantor under this Indenture and the Security Documents.

Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the

Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee).

SECTION 11.07. Authorization of Receipt of Funds by the Trustee Under the Security Documents. Subject to the provisions of the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 11.08. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article XI to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Subsidiary Guarantor to make any such sale or other transfer.

SECTION 11.09. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XI upon the Company or any Subsidiary Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or any Subsidiary Guarantor or of any officer or officers thereof required by the provisions of this Article XI; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture (including in its capacity as the Collateral Agent), then such powers may be exercised by the Trustee.

SECTION 11.10. Release Upon Termination of the Company’s Obligations. In the event that the Company delivers to the Trustee, in form and substance reasonably acceptable to it, an Officers’ Certificate certifying that all the Obligations under this Indenture, the Securities and the Security Documents have been satisfied and discharged by complying with the provisions of Article VIII and Section 7.07 or by payment in full of the principal of, together with accrued and unpaid interest on, the Securities and all other Obligations under this Indenture, the Subsidiary Guarantees and the Security Documents that are due and payable, and all such Obligations have been so satisfied and discharged, the Trustee shall deliver to the Company and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article VIII), and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

SECTION 11.11. Collateral Agent. (a) The Trustee shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. In the event the Trustee and the Collateral Agent shall at any time not be the same Person, the Collateral Agent shall take such actions under the Security Documents as are requested by the Trustee in accordance with this Indenture and as are not inconsistent with or contrary to the provisions of this Indenture, any Security Document or the Intercreditor Agreement. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreement, neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.

(b) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any Subsidiary Guarantor), independent accountants and other experts and advisors selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this or any other Indenture, the Security Documents or the Intercreditor Agreement unless it shall first be indemnified to its satisfaction, if it so requests, by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this or any other Indenture, the Security Documents or the Intercreditor Agreement in accordance with a request of the Trustee and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(c) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article VI (subject to Section 11.11); provided, however, that unless and until the Collateral Agent has received any such request, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

(d) The Collateral Agent shall be entitled to the compensation and indemnity set forth in Section 7.07 (with the references to the Trustee therein being deemed to refer to the Collateral Agent).

(e) The Trustee, as Collateral Agent, is authorized and directed to (i) enter into the Security Documents, (ii) enter into the Intercreditor Agreement, (iii) bind the Holders on the terms as set forth in the Security Documents and the Intercreditor Agreement and (iv) perform and observe its obligations under the Security Documents and the Intercreditor Agreement.

(f) If the Company or any Subsidiary Guarantor (i) Incurs First-Priority Lien Obligations at any time when no intercreditor agreement is in effect or at any time when Indebtedness constituting First-Priority Lien Obligations entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officers’ Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the Intercreditor Agreement in effect on the Issue Date) in favor of a designated agent or representative for the holders of the First-Priority Lien Obligations so Incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement, bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

SECTION 11.12. Designations. Except as provided in the next sentence, for purposes of the provisions hereof and the Intercreditor Agreement requiring the Company to designate Indebtedness for the purposes of the terms “First-Priority Lien Obligations” and “Other Pari Passu Lien Obligations” or any other such designations hereunder or under the Intercreditor Agreement, any such designation shall be sufficient if the relevant designation is set forth in an Officers’ Certificate and delivered to the Trustee, the Collateral Agent and the Intercreditor Agent. For all purposes hereof and the Intercreditor Agreement, the Company hereby designates the Obligations pursuant to the Credit Agreement as in effect on the Issue Date as “First-Priority Lien Obligations.”

SECTION 11.13. Perfection of Security Interest. The Company and the Subsidiary Guarantors shall use their commercially reasonable efforts to complete all filings and other similar actions required in connection with the creation and perfection of a valid and enforceable Lien and security interest in and on all Property of the Company and the Subsidiary Guarantees that would have constituted “Collateral” if the security interest in it would have been created and perfected on the Issue Date as soon as reasonably practicable (but in any event within 120 days) after the Issue Date. In addition, the Company and the Subsidiary Guarantors shall deliver to the Trustee copies of any material deeds, relevant ground leases, title insurance policies and surveys (in each case only to the extent in the possession of the Company or any Subsidiary Guarantor) relating to (a) any fee-owned real property of the Company or any Subsidiary Guarantor and (b) the ground-leased real property of the Company or any Subsidiary Guarantor listed on Schedule 11.13 hereto within 120 days after the Issue Date (or such later date as determined by the Intercreditor Agent in its sole discretion).

ARTICLE XII

Miscellaneous

SECTION 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision that is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 12.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

if to the Company or any Subsidiary Guarantor:

US Oncology, Inc.

10101 Woodloch Forest

The Woodlands, TX 77380

Attention of: Chief Financial Officer

if to the Trustee:

Wilmington Trust FSB

Corporate Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention of: US Oncology Administrator

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 12.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 12.08. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 12.09. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 12.10. No Recourse Against Others. A director, officer, manager, employee, incorporator, member, partner or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or any such Subsidiary Guarantor under any Subsidiary Guaranty, as the case may be, or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 12.11. Successors. All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 12.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

US ONCOLOGY, INC.,

By	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Chief Financial Officer and Executive Vice President

ACCESSMED HOLDINGS, LLC, AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

ACCESSMED, LLC, AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

AOR HOLDING COMPANY OF INDIANA, LLC, AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

AOR MANAGEMENT COMPANY OF ARIZONA, LLC, AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

AOR MANAGEMENT COMPANY OF INDIANA, LLC, AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

AOR MANAGEMENT COMPANY OF MISSOURI, LLC, AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

AOR MANAGEMENT COMPANY OF OKLAHOMA, LLC, AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

AOR MANAGEMENT COMPANY OF PENNSYLVANIA, LLC, AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

AOR MANAGEMENT COMPANY OF VIRGINIA, LLC, AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

AOR OF INDIANA MANAGEMENT PARTNERSHIP, AS A SUBSIDIARY GUARANTOR,

By: AOR Management Company of Indiana, LLC, its general partner

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

and

By:	AOR Holding Company of Indiana, LLC, its general partner

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

AOR OF TEXAS MANAGEMENT, LLC, AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

AOR REAL ESTATE, LLC, AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

AOR SYNTHETIC REAL ESTATE, LLC, AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

AORT HOLDING COMPANY, INC., AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

GREENVILLE RADIATION CARE, INC., AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

INNOVENT ONCOLOGY, LLC, AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

IOWA PHARMACEUTICAL SERVICES, LLC, AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

NEBRASKA PHARMACEUTICAL SERVICES, LLC, AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

NEW MEXICO PHARMACEUTICAL SERVICES, LLC, AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

NORTH CAROLINA PHARMACEUTICAL SERVICES, LLC, AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

ONCOLOGY RX CARE ADVANTAGE, LP, AS A SUBSIDIARY GUARANTOR,

By:	US Oncology Corporate, Inc., its general partner

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

ONCOLOGY TODAY, LP, AS A SUBSIDIARY GUARANTOR,

By:	US Oncology Corporate, Inc., its general partner

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

PHYSICIAN RELIANCE, LLC, AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

PHYSICIAN RELIANCE NETWORK, LLC, AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

RMCC CANCER CENTER, LLC, AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

SELECTPLUS ONCOLOGY, LLC, AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

ST. LOUIS PHARMACEUTICAL SERVICES, LLC, AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

TEXAS PHARMACEUTICAL SERVICES, LLC, AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

UNITY ONCOLOGY, LLC, AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

TOPS PHARMACY SERVICES, INC., AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

US ONCOLOGY CLINICAL DEVELOPMENT, LLC, AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

US ONCOLOGY CORPORATE, INC., AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

US ONCOLOGY INTEGRATED SOLUTIONS, LP, AS A SUBSIDIARY GUARANTOR,

By:	US Oncology Corporate, Inc., its general partner

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

US ONCOLOGY PHARMACEUTICAL SERVICES, LLC, AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

US ONCOLOGY REIMBURSEMENT SOLUTIONS, LLC, AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

US ONCOLOGY RESEARCH, LLC, AS A SUBSIDIARY GUARANTOR,

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

US ONCOLOGY SPECIALTY, LP, AS A SUBSIDIARY GUARANTOR,

By:	US Oncology Corporate, Inc., its general partner

By:	/s/ Michael A. Sicuro
Name: Michael A. Sicuro
Title: Vice President and Treasurer

WILMINGTON TRUST FSB, AS TRUSTEE,

By	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

APPENDIX A

PROVISIONS RELATING TO INITIAL SECURITIES

AND EXCHANGE SECURITIES

1. Definitions

1.1 Definitions

Capitalized terms used but not otherwise defined in this Appendix shall have the meanings assigned in the Indenture. For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository, Euroclear and Clearstream for such a Temporary Regulations S Global Security, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, S.A., or any successor securities clearing agency.

“Definitive Security” means a certificated Initial Security or Exchange Security or Private Exchange Security bearing, if required, the restricted securities legend set forth in Section 2.3(d).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Issue Date with respect to such Securities.

“Exchange Securities” means the 9.125% Senior Secured Notes due 2017 to be issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to the Registration Agreement.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

“Initial Purchasers” means (i) with respect to the Initial Securities issued on the Issue Date, Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC and (ii) with respect to each issuance of additional Initial Securities, the Persons purchasing such additional Initial Securities under the related Purchase Agreement.

“Initial Securities” means the 9.125% Senior Secured Notes due 2017, to be issued from time to time, in one or more series as provided for in this Indenture.

“Offered Securities” means Initial Securities in the aggregate principal amount of $775,000,000 issued on June 18, 2009.

“Private Exchange” means the offer by the Company, pursuant to Section 2 of the Registration Agreement, or pursuant to any similar provision of any other Registration Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Securities held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Securities.

“Private Exchange Securities” means the 9.125% Senior Secured Notes due 2017 to be issued pursuant to this Indenture in connection with a Private Exchange pursuant to a Registration Agreement.

“Purchase Agreement” means (i) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated June 4, 2009, among the Company, the Subsidiary Guarantors and the Initial Purchasers relating to the Original Securities, and (ii) with respect to each issuance of additional Initial Securities, the purchase agreement or underwriting agreement between the Company and the Persons purchasing such additional Initial Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company and the Subsidiary Guarantors, pursuant to a Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Registration Agreement” means (i) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated June 18, 2009, among the Company, the Subsidiary Guarantors and the Initial Purchasers relating to the Original Securities and (ii) with respect to each issuance of additional Initial Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, between the Company and the Persons purchasing such additional Initial Securities under the related Purchase Agreement.

“Rule 144A Securities” means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities” means the Initial Securities and the Exchange Securities, treated as a single class.

“Securities Act” means the Securities Act of 1933, as amended.

2

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Shelf Registration Statement” means a registration statement issued by the Company in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to the Registration Agreement.

“Transfer Restricted Securities” means Definitive Securities and any other Securities that bear or are required to bear the legend set forth in Section 2.3(d) hereto.

1.2 Other Definitions

Term	Defined In Section:
“Agent Members”	2.1(b)
“Global Security”	2.1(a)
“Regulation S”	2.1
“Rule 144A”	2.1
“Rule 144A Global Security”	2.1(a)
“Permanent Regulation S Global Security”	2.1(a)
“Temporary Regulation S Global Security”	2.1(a)

2. The Securities

2.1 Form and Dating

The Initial Securities will be offered and sold by the Company, from time to time, pursuant to one or more Purchase Agreements. The Initial Securities will be resold initially only to QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein.

(a) Global Securities. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”) and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities (collectively, the “Temporary Regulation S Global Security”), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Temporary Regulation S Global Security will not be exchangeable for interests in the Rule 144A Global Security, a

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permanent global security (the “Permanent Regulation S Global Security”), or any other Security without a legend containing restrictions on transfer of such Security prior to the expiration of the Distribution Compliance Period and then only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act. The Rule 144A Global Security, Temporary Regulation S Global Security and Permanent Regulation S Global Security are collectively referred to herein as “Global Securities.” The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as Securities Custodian.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as Securities Custodian or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c) Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Definitive Securities.

2.2 Authentication. The Trustee shall authenticate and deliver: (1) Offered Securities for original issue in an aggregate principal amount of $775,000,000, (2) additional Initial Securities, if and when issued, in an unlimited amount (subject to compliance with Section 4.03 of this Indenture) and (3) the Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Agreement, for a like principal amount of Initial Securities or Private Exchange Securities, as applicable, upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount

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of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Securities that may be outstanding at any time is unlimited.

2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

(x) to register the transfer of such Definitive Securities; or

(y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(ii) if such Definitive Securities bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or

(C) if such Definitive Securities are being transferred pursuant to an exemption from registration (i) in accordance with Rule 144A or Regulation S under the Securities Act, a certification to that effect and (ii) in accordance with Rule 144 under the Securities Act (a) a certification to that effect and (b) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A or (B) is being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S Global Security; and

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(ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)) or Permanent Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.

(c) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

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(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Restrictions on Transfer of Temporary Regulation S Global Securities. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (i) to the Company, (ii) so long as such Security is eligible for resale pursuant to Rule 144A, to a Person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) in an offshore transaction in accordance with Regulation S or (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

(e) Legend.

(i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT

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BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.”

Each Definitive Security will also bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

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(ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

(A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

(B) in the case of any Transfer Restricted Security that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

(iii) After a transfer of any Initial Securities or Private Exchange Securities, as the case may be, during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, all requirements pertaining to restricted legends on such Initial Security or such Private Exchange Security will cease to apply and an Initial Security or Private Exchange Security, as the case may be, in global form without restricted legends will be available to the transferee of the beneficial interests of such Initial Securities or Private Exchange Securities. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers’ Certificate to the Trustee instructing the Trustee to issue Securities without restricted legends.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which certain Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, Exchange Securities in global form without the restricted legends will be available to Holders or beneficial owners that exchange such Initial Securities (or beneficial interests therein) in such Registered Exchange Offer. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers’ Certificate to the Trustee instructing the Trustee to issue Securities without restricted legends.

(f) Cancelation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned by the Depository to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

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(g) Obligations with Respect to Transfers and Exchanges of Securities.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.05, 4.12 and 9.05 of this Indenture).

(iii) The Registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Securities or 15 days before an interest payment date.

(iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(h) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of

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beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Securities

(a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for such Global Security or if at any time the Depository ceases to be a “clearing agency” registered under the Exchange Act, and, in either case, a successor Depository is not appointed by the Company within 90 days of such notice, or (ii) a Default or an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Definitive Securities issued in exchange for any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the restricted securities legend set forth in Exhibit 1 hereto.

(c) The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

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(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons.

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EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of                     , among [GUARANTOR] (the “New Subsidiary Guarantor”), a subsidiary of US ONCOLOGY, INC. (or its successor), a Delaware corporation (the “Company”), [, on behalf of itself and the Subsidiary Guarantors (the “Existing Subsidiary Guarantors”) under the indenture referred to below,] and WILMINGTON TRUST FSB, a federal savings bank, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company and the existing subsidiary guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of June 18, 2009, providing for the issuance of an aggregate principal amount of an unlimited amount of 9.125% Senior Secured Notes due 2017 (the “Securities”);

WHEREAS Section 4.13 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Company’s obligations under the Securities pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

1. Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to unconditionally guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture.

2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW SUBSIDIARY GUARANTOR],

by
Name:
Title:

US ONCOLOGY, INC., [on behalf of itself and the existing subsidiary guarantors,]

by
Name:
Title:

[EXISTING SUBSIDIARY GUARANTORS],

by
Name:
Title:

WILMINGTON TRUST FSB, as Trustee,

by
Name:
Title:

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